FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is made and dated as of February 27, 1995 (the "AMENDMENT") among BERGEN
BRUNSWIG DRUG COMPANY, a California corporation (the "Borrower"), BERGEN BRUNSWIG CORPORATION, a New Jersey Corporation (the "PARENT"), the Lenders party to the Amended and Restated Credit Agreement referred to below, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Agent (the "AGENT"), and amends that creation Amended and Restated Credit Agreement dated as of September 30, 1994 (as so amended or modified from time to time, the "CREDIT AGREEMENT").



                                    RECITALS

     WHEREAS, the Borrower and the Parent have requested the Agent and the Lenders to amend certain provisions of the Credit Agreement, and the Agent and the Lenders are willing to do so, on the terms and conditions specified herein:

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. TERMS. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein. All references to the Credit Agreement shall mean the Credit Agreement as hereby amended.

     2. AMENDMENTS. The Borrower, the Parent, the Agent and the Lenders hereby agree to amend the Credit Agreement as follows:

          2.1 The definition of "Business Day" in Schedule I, Defined Terms, of the Credit Agreement shall be amended by deleting it in its entirety and inserting the following in lieu thereof:

                 "`BUSINESS DAY' means:

                    (a) any day which is neither  Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois or New York; and

                    (b)  relative  to  the  making,  continuing,   prepaying  or
               repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market."

          2.2 The definition of "Eurodollar Rate" in Schedule I, Defined Terms, of the Credit Agreement shall be amended by deleting it in its entirety and inserting the following in lieu thereof:

(4036890.01)
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                          "EURODOLLAR  RATE'  means,  relative to any  Contract
                           Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any
                           Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the rates PER ANNUM at which Dollar deposits in immediately available funds are offered to each Reference Lender's Eurodollar office in the London interbank market as at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Reference Lender's Eurodollar Rate Loan and for a period approximately equal to such Interest Period."

          2.3 The definition of "Quarterly Payment Date" in Schedule I, Defined Terms, of the Credit Agreement shall be amended by deleting it in its entirety and inserting the following in lieu thereof:

                           "`QUARTERLY PAYMENT DATE' means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day."

          2.3 The last sentence of Section 2.7.2 of the Credit Agreement is hereby amended by deleting "9:00 a.m." and inserting "9:45 a.m." in lieu thereof.

          2.4 The first sentence of Section 2.7.3 of the Credit Agreement is hereby amended by deleting "9:30 a.m." and inserting "9:45 a.m." in lieu thereof.

          2.5 Section 2.7.4(a) of the Credit Agreement is hereby amended by deleting "10:00 a.m." and inserting "10:15 a.m." in lieu thereof.

          2.6 Section 2.7.4(b) of the Credit Agreement is hereby amended by deleting "9:30 a.m." and inserting "10:00 a.m." in lieu thereof.

          2.7 Section 7.2.1(k) of the Credit Agreement is hereby amended by deleting "$5,000,000" and inserting "$100,000,000" in lieu thereof.


         3. CONSENT OF GUARANTOR. The Parent hereby acknowledges that it has received and reviewed this First Amendment, and ratifies and confirms that the Guaranty dated as of September 30, 1994 remains in full force and effect on and as of the date hereof, after giving effect to this First Amendment, and is hereby incorporated by reference herein, with the same effect as if set forth in full herein.

          4. REPRESENTATIONS AND WARRANTIES. The Borrower and the Parent each represent and warrant to the Agent and the Lenders that, on and as of the date hereof, and after giving effect to this First Amendment:

          4.1 AUTHORIZATION. The execution, delivery and performance by each of the Parent and the Borrower of this First Amendment have been duly authorized by all necessary corporate action by each of them, and this First Amendment has been duly executed and delivered by the Borrower and the Parent.

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          4.2 BINDING  OBLIGATION.  This First Amendment  constitutes the legal, valid and Binding obligations of the Borrower and the Parent, enforceable against each of them respectively in accordance with its terms.

          4.3 NO LEGAL OBSTACLE TO AMENDMENT. The execution, delivery and Performance of this First Amendment will not (a) contravene the Organic Documents of the Borrower or the Parent; (b) constitute a breach or default under any contractual restriction or violate or contravene any law or governmental regulation or court decree or order binding on or affecting the Borrower or the Parent which individually or in the aggregate does or could reasonably be expected to have Materially Adverse Effect; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Borrower of this First Amendment, or the transactions contemplated hereby.

          4.4 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties of the Borrower and the Parent set forth in Article VI of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

          4.5 DEFAULT. No Default or Event of Default under the Credit Agreement has occurred and is continuing.


          5. CONDITIONS, EFFECTIVENESS. The effectiveness of this First Amendment shall be subject tot he compliance by the Borrower and the Parent with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent and Lenders;


          6.       MISCELLANEOUS.

          6.1 EFFECTIVENESS OF THE CREDIT AGREEMENT AND THE NOTES. Except as hereby expressly amended, the Credit Agreement and the Notes shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

          6.2 WAIVERS. This First Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitutes, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Agent or the Lenders thereunder, or nay exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Required Lenders to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.

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


          6.3 COUNTERPARTS. This First Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment shall not become effective until the Borrower, the Parent, the Agent and the Lenders shall have signed a copy hereof and the same shall have been delivered to the Agent.

          6.4 GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.



                                        BERGEN BRUNSWIG DRUG CORPORATION


                                        By:  /S/  ERIC J. SCHMITT
                                           ----------------------------------
                                        Name:   ERIC J. SCHMITT
                                        Title:     V.P., FINANCE & TREASURER


                                        BERGEN BRUNSWIG CORPORATION


                                        By:  /S/  ERIC J. SCHMITT
                                           ----------------------------------
                                        Name:   ERIC J. SCHMITT
                                        Title:     V.P., FINANCE & TREASURER


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as Agent


                                        By: /S/  JAMES D. HINSON
                                           ----------------------------------
                                        Name:  JAMES D. HINSON
                                        Title:    VICE PRESIDENT


                                        BANK OF AMERICA ILLINOIS


                                        By: /S/  RUTH EDWARDS
                                           ----------------------------------
                                        Name:  RUTH EDWARDS
                                        Title:    VICE PRESIDENT

                                     - 4 -
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                                        THE BANK OF NEW YORK


                                        By: /S/  REBECCA KYMAN LEVINE
                                           ----------------------------------
                                        Name:  REBECCA KYMAN LEVINE
                                        Title:    ASSISTANT VICE PRESIDENT


                                        CHEMICAL BANK


                                        By: /S/  NEIL R. BOYLAN
                                           ----------------------------------
                                        Name:  NEIL R. BOYLAN
                                        Title:    VICE PRESIDENT


                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                        By: /S/  THIERY F. VINCENT
                                           ----------------------------------
                                        Name:  THIERY F. VINCENT
                                        Title:    AUTHORIZED SIGNATORY


                                        CREDIT LYONNAIS LOS ANGELES BRANCH


                                        By: /S/  THIERY F. VINCENT
                                           ----------------------------------
                                        Name:  THIERY F. VINCENT
                                        Title:    VICE PRESIDENT


                                        CREDIT SUISSE


                                        By: /S/  MARILOU PALENZUELA
                                           ----------------------------------
                                        Name:  MARILOU PALENZUELA
                                        Title:    MEMBER OF SENIOR MANAGEMENT

                                           /S/   DEBORAH A. SHEA
                                           ----------------------------------
                                               DEBORAH A. SHEA
                                                 ASSOCIATE

                                        FIRST INTERSTATE BANK OF CALIFORNIA
                                        By: /S/  DANIEL HOM
                                           ----------------------------------
                                        Name:  DANIEL HOM
                                        Title:    VICE PRESIDENT

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /S/  ANTHONY L. TRUNZO
                                           ----------------------------------
                                        Name:  ANTHONY L. TRUNZO
                                        Title:    VICE PRESIDENT


                                        SOCIETE GENERALE, LOS ANGELES BRANCH



                                        By: /S/  J. STALEY STEWART
                                           ----------------------------------
                                        Name:  J. STALEY STEWART
                                        Title:    VICE PRESIDENT


                                        TORONTO DOMINION (TEXAS), INC.


                                        By: /S/  FREDERIC HAWLEY
                                           ----------------------------------
                                        Name:  FREDERIC HAWLEY
                                        Title:    VICE PRESIDENT


                                        TRUST COMPANY BANK


                                        By: /S/  FRANK O. BENNETT
                                           ----------------------------------
                                        Name:  FRANK O. BENNETT
                                        Title:    VICE PRESIDENT


                                        WACHOVIA BANK OF GEORGIA, N.A.


                                        By: /S/  TERRY L. AKINS
                                           ----------------------------------
                                        Name:  TERRY L. AKINS
                                        Title:    SENIOR VICE PRESIDENT


                                        WELLS FARGO BANK, N.A.


                                        By: /S/  DAVID NEUMANN
                                           ----------------------------------
                                        Name:  DAVID NEUMANN
                                        Title:    VICE PRESIDENT


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